UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2009

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-3583	THE TOLEDO EDISON COMPANY	34-4375005
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 24, 2009, The Toledo Edison Company (TE) issued and sold $300 million aggregate principal amount of its 7.25% Senior Secured Notes due 2020 (Senior Secured Notes) pursuant to the terms of an Amended and Restated Underwriting Agreement (Underwriting Agreement), dated April 24, 2009, among TE and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, acting as representatives of the several underwriters listed in Schedule I thereto.  The Senior Secured Notes are registered under TE’s automatic shelf registration statement on Form S-3 (SEC File No. 333-153608-04) which was filed and became effective on September 22, 2008 (Shelf Registration).

The Senior Secured Notes were issued under the Indenture dated as of November 1, 2006 (Base Indenture), between TE and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture dated as of April 24, 2009 (First Supplemental Indenture) and an officer’s certificate dated April 24, 2009 (Officer’s Certificate, and together with the Base Indenture and the First Supplemental Indenture, the Indenture).  The Senior Secured Notes will mature on May 1, 2020 and bear interest at the rate of 7.25% per annum payable on May 1 and November 1 in each year, beginning on November 1, 2009, until maturity.  The Senior Secured Notes will be redeemable, in whole or in part, at TE’s option, at any time prior to maturity at a “make-whole” redemption price as set forth in the form of the Senior Secured Notes.

The Senior Secured Notes are secured by TE’s First Mortgage Bonds, 7.25% Series of 2009 due 2020 (Bonds of 7.25% Series), issued and secured under the Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 between TE and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented and modified by various supplemental indentures, including the fifty-sixth supplemental indenture (Fifty-sixth Supplemental Indenture) and the fifty-seventh supplemental indenture (Fifty-seventh Supplemental Indenture) relating to the Bonds.  The Bonds of 7.25% Series are registered under the Shelf Registration Statement.  Concurrent with the issuance of the Bonds of 7.25% Series, TE issued a separate series of First Mortgage Bonds, 6.15% Series of 2009 due 2037 (Bonds of 6.15% Series), to secure its existing outstanding $300 million aggregate principal amount of 6.15% Senior Notes due 2037 (Other Notes) as required by the terms of the Indenture.  The Bonds of 7.25% Series and the Bonds of 6.15% Series correspond to the Senior Secured Notes and the Other Notes, respectively, in respect of principal amount, interest rate, maturity date and redemption provisions.

TE intends to use the net proceeds from the sale of the Senior Secured Notes to repay its outstanding short-term indebtedness, for capital expenditures and to the extent available, for general corporate purposes.

The Underwriting Agreement, the First Supplemental Indenture, the Officer’s Certificate (including the form of the Senior Secured Notes), the Fifty-sixth Supplemental Indenture, the Fifty-seventh Supplemental Indenture and the form of the Bonds of 7.25% Series are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1
Amended and Restated Underwriting Agreement, dated April 24, 2009, among The Toledo Edison Company and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, acting as representatives of the several underwriters listed in Schedule I of the Underwriting Agreement.

4.1
First Supplemental Indenture, dated as of April 24, 2009, between The Toledo Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated as of November 1, 2006.

4.2	Officer’s Certificate (including the Form of the 7.25% Senior Secured Notes due 2020), dated April 24, 2009.
4.3
Fifty-sixth Supplemental Indenture, dated as of April 23, 2009, between The Toledo Edison Company and JPMorgan Chase Bank, N.A., as trustee, to the Indenture of Mortgage and Deed of Trust dated as of April 1, 1947.

4.4
Fifty-seventh Supplemental Indenture, dated as of April 24, 2009, between The Toledo Edison Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, to the Indenture of Mortgage and Deed of Trust dated as of April 1, 1947.

4.5	Form of First Mortgage Bonds, 7.25% Series of 2009 Due 2020.
5.1	Opinion of Wendy E. Stark, Esq.
5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of Wendy E. Stark, Esq. (contained in Exhibit 5.1 hereto).
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 28, 2009

THE TOLEDO EDISON COMPANY
Registrant

/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller